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                                                                 EXHIBIT 10.25


                             DEVELOPMENT AGREEMENT

     DEVELOPMENT AGREEMENT (the "Agreement") made as of the 16th of June 1994, by and between COMPAQ COMPUTER CORPORATION, a Delaware corporation having its principal place of business at 20555 S.H. 249, Houston, Texas 77070 [hereafter "Compaq"] and JT STORAGE, INC., a Delaware corporation having its principal place of business at 1289 Anvilwood Avenue, Sunnyvale, California 94089 [hereafter "JTS"].

                              PRELIMINARY RECITALS

     WHEREAS, Compaq (i) is in the business of designing, manufacturing and marketing Computer Products, including hard disk drives ("HDD"), computer options/accessories, and software for such HDDs, and (ii) possesses expertise and owns proprietary rights related to its products, including, but not limited to, copyrights, know-how, inventions, trade secrets, patents, patent applications and the like; and

     WHEREAS JTS desires to promote its HDDs to the personal computer industry; and

     WHEREAS JTS desires to have Compaq endorse and adopt JTS's proposed design for HDDs as an industry standard; and

     WHEREAS Compaq's endorsement of JTS's proposed design for HDDs as an industry standard will aid in the adoption by the industry at large; and

     WHEREAS Compaq has agreed to assist JTS's efforts to promote and develop an industry standard for certain HDD technology in exchange for the covenants, licenses, and consideration recited herein; and

     WHEREAS, the parties desire to develop hardware and software products which will incorporate existing technology of JTS, and additional new technology to be developed by JTS; and

     WHEREAS, Compaq is a manufacturer of personal computer products sold and distributed on a world-wide basis; and

     WHEREAS, JTS has demonstrated some small form factor HDD technology and product concepts which appear to be of particular use to Compaq for its personal computer products; and

     WHEREAS, JTS has certain technology that Compaq desires to utilize in its personal computer products and JTS desires to complete development on

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such technology and make products using such technology available for use by
Compaq on the terms and conditions set forth herein; and

        WHEREAS, JTS desires to License certain future additional developments to Compaq, as hereinafter set forth.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings hereinafter set forth, the parties hereto hereby agree as follows:


                                   AGREEMENTS
                                   ----------
1.0 Certain Definitions
- -----------------------

        1.1 Acceptance and Accepted means strict compliance with the provisions of the applicable technical specification unless compliance is waived or modified in writing by Compaq and shall be satisfied by JTS's submittal of the software (firmware) and/or hardware (as specified by the Development Plan) with a statement that such software and/or hardware [hereafter collectively referred to as "Product"] complies with the applicable technical specification, provided, however, that Compaq, in its sole discretion shall determine whether such Product is in compliance with the applicable specification. After submittal by JTS, Compaq shall test such Product, in randomly selected commercially reasonable quantities, to verify compliance and to determine whether JTS can reasonably produce the Product in commercial quantities. Compaq's tests shall be performed as soon as commercially practical. In the event that the Product does not comply with the applicable specifications (including but not limited to the engineering specifications attached hereto, shock and vibration specification and other specifications provided by Compaq), Compaq shall provide detailed information of such non-compliance to JTS. In the event that Compaq does not provide JTS with a written notice that the Product submitted by JTS is in compliance with the applicable specifications within ten business (10) days [the "First Period"] then in such event the Product submitted by JTS shall be deemed to be in non-compliance. Thereafter, JTS shall have ten business (10) days [the "Section Period"] to correct such non-compliance and resubmit the Product for Acceptance. Compaq shall again have ten (10) business days [the "Third Period"] to retest the Product and provide JTS with details, if any, of non-compliant operation. In the event that Compaq does not provide JTS with a written notice that the Product submitted by JTS is in compliance with the applicable specifications during such Third Period then in that event the Product submitted by JTS shall be deemed to be in non-compliance. In the event that Compaq does not respond in writing within the aforesaid First Period and/or Third Period with a written acceptance of the Product submitted, such submitted Product shall be deemed to be in non-compliance and shall not be Accepted. The submittal by JTS of a non-compliant Product shall not toll a Project Milestone or satisfy a Project Milestone. In the event that JTS submits a non-
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compliant Product, Compaq may serve a notice of material breach and the Cure
Period shall run concurrently with any attempts by JTS to correct a non-compliant Product and such Cure Period shall run concurrently with Compaq's testing and verification program. Notwithstanding the foregoing, Acceptance of a Product by Compaq shall not relieve JTS from its obligation to resolve any hardware and/or software bugs which are discovered after Acceptance.

        1.2 "Additional Developments" as applied to JTS, means any improvements in, modifications on, derivative works of, variations of, new designs of, discoveries related to, or developments utilizing any of the Licensed Technology or any other additional development (including reproduction tooling and drawings and product design and processes and Accessories), whether separately developed, licensed or otherwise obtained by or on behalf of such Person or jointly developed, licensed or otherwise obtained by or on behalf of such Person during the term of this Agreement now existing or hereafter developed, including patents and patent applications and licenses therefore in each case, solely in connection with the development, manufacture or sale of HDDs; provided that if Additional Developments are obtained by a party hereto from an unaffiliated third party then the obligations of the party hereto to license such Additional Development to the other parties hereto shall be conditioned upon obtaining the consent of such Unaffiliated third party to such license, which consent the party hereto shall undertake its best efforts to obtain.

        1.3 "Affiliate" as applied to any Person means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms controlling, controlled by and under common control with), as applied to any Person, means the possession, directly or indirectly, of the power to vote 50% or more of the Voting Stock (or in the case of a Person which is not a corporation, 50% or more of the ownership interest, beneficial or otherwise) of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of Voting Stock or other ownership interest, by contract or otherwise. All executive officers, 50% or greater shareholders and directors of any Person shall be deemed to be Affiliates of such Person for the purposes of this Agreement. "Unaffiliated" shall refer to a person or entity which is not an Affiliate.

        1.4 "Change in Corporate Control" means any circumstance in which (i) any person, entity or group (other than pursuant to a venture capital financing) acquires direct or indirect beneficial ownership [as defined in Rule 13d-3 under the Exchange Act of 1934 as Amended] in the aggregate securities of a party representing more than thirty percent (30%) of the total combined voting power of such party's then issued and outstanding voting securities,
(ii) the sale of all or substantially all of the assets of a party occurs to any person or entity which is not a wholly-owned subsidiary of such party,
(iii) a party is liquidated, or (iv) a


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party experiences a change in the composition of a majority of its Board of
Directors as a result of an election contest.

        1.5 "Derived Program" means, individually or collectively, any and all derivations or Source made by compiling and/or processing of Source, or modified, enhanced or extended versions thereof, to create a machine-readable object code (binary), intermediate code or interpreted form, and all copies or portions thereof. Derived Programs also include Documentation. For purposes of this Agreement, Derived Programs shall be construed to be "derivative works" and "compilations," within the meaning of such terms in the Copyright Act (17 U.S.C. Section 101 et seq.).

        1.6 "Development Plan" means the product development and design plan which is set out in Exhibit A.

        1.7 "Documentation" means all written materials furnished hereunder by either party, including, but not limited to, user and maintenance manuals, and materials useful for designing, developing, testing, marketing and maintaining products, and providing training related thereto.

        1.8 "Effective Date" shall mean the date last affixed on the signature line of this Agreement.

        1.9 "Filing" means any documentation, application, filing, registration or the like required to perfect the parties' interest in the developed Technology under statutory intellectual property rights protection mechanisms.

        1.10 "Future Generation Products" means any HDD product, other than the Nordic Series, that utilizes the Licensed Technology or Additional Developments, and was developed or in development prior to end of the Term of this Agreement.

        1.11  "HDD" shall mean hard disk drive in any form factor or size.

        1.12 "Licensed Products" means the Nordic Series and the Future Generation Products.

        1.13 "Licensed Technology" all technical information and intellectual property of JTS, including without limitation, patents, patent applications and copyrights (and all extensions, continuations, continuations in part, divisions, reexaminations and reissues thereof), trade secrets, inventions, source codes, object codes, flow charts, processes, techniques, specifications, drawings, parts layouts, parts lists, all technical information and other intellectual property pertaining to Parts, circuitry, tooling and testing requirements, know-how, manuals and other technical data and support documentation, whether or not patentable or copyrightable and whether or not actually patented or copyrighted.


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        1.14 "Nordic Series" means any HDD with a width of between 3.25 and
3.75 inches and a height of less than .40 (four-tenths) inches, and all Licensed Technology pertaining principally thereto.

        1.15 "JTS Patents" means all domestic and foreign patents and utility models which issue from any applications filed by or for JTS and/or its Subsidiaries during the Term of this Agreement but does not include design, ornamental, industrial design patents, or design registrations.

        1.16 "Person" means a natural person, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

        1.17 "Project Milestones" means that set of milestones which is set forth in Exhibit B.


        1.18   [*]

        1.19 "Source" means software (firmware) source code provided or developed under this Agreement, and any portion thereof. Source is provided in human-readable form and contains specific algorithms, instructions, plans, routines and the like, for controlling the operation of a central processing unit (including microprocessors, controllers, etc.), or otherwise used by a central processing unit to do a particular job or solve a particular problem. Machine-readable form (a "Derived Program") is derived upon compilation of such Source. Source may be provided as printed listings of code or on magnetic media, and includes any Documentation and information related to Source. Source includes corrections, modifications, and enhancements thereto by JTS during the Term.

        1.20 "Subsidiary" means any entity of which fifty percent (50%) or more of the voting rights are owned or controlled, directly or indirectly, by a party hereto, provided, however, that such entity shall be deemed to be a Subsidiary only for so long as such ownership or control exists.

        1.21 "Technology" means, Background Technology, developed Technology or Residuals, and includes, but is not limited to, technical information, data and processes, whether tangible or intangible, including, without limitation, any and all techniques, discoveries, inventions, copyrights, mask works, VHSIC hardware description language ("VHDL") descriptions, net


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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lists, know-how, patents (including any extension, reissue or renewal patents), patent, mask work or copyright applications, inventor certificates, trade secrets, designs, drawings, specifications, schematics, software programs (including Source and object codes), microcode, operating and instructional manuals, magnetic tapes, methods of production and any other proprietary information.

        1.22 "Term" shall mean the period commencing with the execution of this Agreement and ending on the fifth anniversary of this agreement. This Agreement shall automatically renew for an additional five (5) year period, if Compaq is purchasing HDDs from JTS in commercially reasonable quantities during the fifth year.

        1.23 "Use" or "Used" means the application, exploitation, commercialization and sublicensing of Technology, including (i) modifying Technology to form derivative works, (ii) incorporating portions of original or modified Technology into products, (iii) research, design, experimentation, development, or marketing of products, and (iv) making, having made, leasing, selling or otherwise transferring hardware Background Technology in products.

2.0 Development of Nordic HDD

        A. JTS agrees to develop the Nordic HDDs in conformance with the Development Plan attached hereto as Exhibit A and in conformance with the Project Milestones as set forth in the attached Exhibit B. JTS agrees that the Project Milestones shall not have been satisfied until the Nordic design is Accepted by Compaq. Failure to meet a Project Milestone, produce an HDD in conformance with the Development Plan, and/or failure to design an HDD in conformance with the Nordic Technical Specifications shall be deemed to be a material default of this Agreement.

        B. JTS further agrees that the Nordic HDDs shall be in strict conformance with the Nordic Technical Specifications attached hereto as Exhibit
C. The parties agree that to the extent that Exhibit C contains "TBDs" (To Be Determined) such information shall be inserted into the specification at a later date and that such information shall be negotiated in good faith by the parties prior to July 30, 1994 unless otherwise agreed to in writing by both parties. JTS agrees that the information designated as "TBD" is not material and will not result in any changes to the Milestone Dates, Schedule, and/or result in additional cost. To the extent that JTS later finds that the information designated as "TBD" will impact the Milestone Dates, Schedule, and/or result in additional cost, JTS will notify Compaq in writing within five (5) business days of the time that Compaq provides JTS with the information designated as "TBD" which has resulted in a change to the Milestone Date, Schedule, and/or resulting in additional cost. In the event that JTS does not notify Compaq within five (5) business days, then in
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such event the information furnished as a "TBD" will be deemed to have no impact on the Milestone Dates, Schedule, and/or cost of the project.

        C. In consideration for JTS' agreement to design the Nordic HDD in conformance with the Development Plan and the Project Milestones and in
conformance with the Nordic Technical Specifications, Compaq shall pay   [*]
as non-recurring engineering charges (NRE) to JTS for the development of two Nordic HDDs, a three-inch (3"), single disk, seven millimeter (7 mm) high RDS (Nordic 1) and a three-inch (3"), dual disk, ten millimeter (10 mm) high HDD (Nordic 2) (hereafter collectively referred to as "Nordic HDDs").

                The NRE charges referred to above shall be payable as follows:

                [*]

        D. In the event of a material default by JTS, JTS agrees to refund any NRE moneys advanced by Compaq. JTS further agrees that in the event of a material default by JTS, Compaq at its sole option, may apply the NRE previously paid by Compaq, as an offset against its purchases of other HDD (e.g. Palladium or Sterling) from JTS. The offset may be applied at any time and in any increments which Compaq may in its sole judgment effect.

        E. In consideration of the covenants and obligations set forth in this Agreement, JTS agrees that it shall not undertake any other development projects for any third party and that it will focus the appropriate resources to the development of the Nordic HDDs. A breach of this provision shall be deemed to be a material breach of this Agreement.

        F. JTS agrees that Compaq shall have no obligations to provide any technology, licenses, firmware, development resources, engineering resources or any contribution, other than the NRE listed above, to the Nordic development efforts.

        G. In consideration of the covenants and obligations set forth in this Agreement, Compaq will have a first right of refusal on all of Nordic production
for a period of   [*]   commencing with volume production of Nordic HDDs.
Additionally, JTS agrees that during the Term of this Agreement, Compaq shall


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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have a right of first refusal to license and/or otherwise acquire any newly developed JTS product and/or technology on a right of first refusal and on pricing and royalties which are [*] .

        H. Except for any of its pre-existing obligations to TEAC, JTS agrees not to license the Nordic design to a third party manufacturer.

        I. In consideration of the convenants and obligations set forth in this Agreement, JTS agrees that Compaq will have price preferences which shall result in Compaq's price being at least [*] lower than any price paid by any other party for JTS' HDDs, such price preferences commencing with volume production of Nordic HDDs and shall extend for the initial Term of this Agreement. In the event this Agreement is extended beyond the initial Term, then in such event Compaq will have a price preference which shall result in Compaq's price being at least [*] lower than any price paid by any other party for JTS' HDDs.

        J. In consideration of the covenants and obligations set forth in this Agreement, JTS agrees not to market the Nordic HDDs to any third party before the Nordic HDDs are Accepted by Compaq and JTS further agrees that it will not sell any Nordic HDDs to any third party for the [*] . JTS shall be free to market Nordic HDDs to third parties during the [*] provided however, that marketing efforts shall not include the sale of Nordic HDDs to such third parties in contravention of the [*] . Additionally, JTS agrees that it will not sample in quantities exceeding two (2) Nordic HDDs to any third party during the [*] .

        K. Following Acceptance by Compaq of the Nordic HDDs and - provided further that JTS is able to supply Compaq with quantities of Nordic HDDs as set out in the applicable purchasing documents within the schedule provided in such purchasing documents, if Compaq fails to fulfill its minimum purchase obligations of Nordic HDDs (as such obligation is set forth in the accompanying purchasing documents), then in that event JTS shall notify Compaq of its default. In the event that Compaq fails to cure such default within thirty (30) days of such notice, then in such event JTS shall be relieved of any further obligations with respect to the [*] . Notwithstanding the foregoing, Compaq and JTS agree that Compaq will not be declared to be in default of its purchasing obligations if JTS is not able to deliver HDDs on the schedule agreed to in writing by the parties. JTS further acknowledges that in the event Compaq is required to place orders for HDDs with an alternate supplier because of reasonable uncertainty of JTS' delivery, such decision may result in Compaq's inability to purchase HDDs from JTS. JTS agrees that such inability shall not be considered as a default condition.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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        L.  Upon expiration of the   [*]  , and in consideration of the
covenants and obligations set forth in this Agreement, Compaq will receive a
royalty of   [*]  HDD for each Nordic HDD sold to a third party, such royalty payable for the initial Term of this Agreement. In the event that this Agreement is extended beyond the initial Term, then in such event, Compaq will receive a
royalty of   [*]  HDD for each Nordic HDD sold to a third party. The foregoing royalties shall be payable quarterly in accordance with the provisions of this Agreement and subject to the audit provision of this Agreement.

        M. In consideration of the covenants and obligations set forth in this Agreement, Compaq will be licensed to use the Nordic designs [hereafter "Licensed Technology"] to make and have made any HDDs, for use in Compaq's products; such license shall permit Compaq to use the Nordic design on a royalty-free basis in the event that JTS is unable to meet Compaq's volume or shipment schedule and such schedule is set forth in a mutually agreed Corporate Purchase Agreement, or in the event of a material default on the Nordic development program. Compaq's right to use the Nordic design shall be of sufficient scope to permit Compaq to improve/modify the JTS design.

        N. Provided that JTS is not in default and in the event that Compaq in its sole discretion chooses to have Nordic HDDs manufactured by a third party after Acceptance of the Nordic design, then in that event Compaq shall pay JTS a
royalty at the rate of   [*]  HDD during the initial Term of this Agreement;
such HDDs shall bear JTS' trademarks. In the event that this Agreement is extended beyond the initial Term of this Agreement. Compaq's royalty obligation
shall be reduced from   [*]  HDD to a royalty of   [*]  HDD Compaq's right to
use the Licensed Technology and the Nordic design shall be of sufficient scope to permit Compaq to improve/modify the JTS design.

        O. In consideration of the foregoing covenants and obligations set forth above by JTS, Compaq agrees that it will design the Nordic HDD products into at least one of its computer products and further agrees to place purchase orders for the Nordic HDDs as set forth in the Corporate Purchase Agreement.

3.0 Compaq's Purchasing Obligations

        Upon Compaq's Acceptance of the Nordic HDDs, qualification of JTS' manufacturing operations and compliance with other terms and conditions as set forth in Compaq's purchasing documents, (including but not limited to Corporate Purchase Agreement (CPA)); Compaq will place purchase orders towards the
purchase of a minimum quantity of   [*]   HDDs over a
two (2) year period. Compaq's obligations to purchase HDDs shall be as more specifically set forth in the accompanying CPA and purchasing documents.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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4.0     Transfer of Licensed Technology

        4.1     Delivery by JTS

        A. Licensed Technology and Additional Developments. As of the date of this Agreement, JTS will deliver to Compaq copies or originals of all of the Nordic Licensed Technology in its possession. From time to time during the term of this Agreement in a reasonably prompt manner as, JTS shall, at its sole expense, deliver to Compaq in written form, and such other useful format and media as may be reasonably required for the manufacture and support of the Licensed Products, all Licensed Technology and Additional Developments that come into the possession of JTS or any of its Affiliates not previously so delivered.

        B. Disclosure of Additional Developments. Without limiting the foregoing, with respect to Additional Developments, JTS shall at the time this Agreement is executed and delivered and from time to time thereafter; but in no event less frequently than quarterly, disclose to Compaq in writing and confer with it as to all Additional Developments under consideration or in development by or on behalf of JTS or any of its Affiliates.

        4.2     Confidentiality.

        A. JTS and Compaq each agree to undertake all reasonable efforts to treat, and to cause each of its Affiliates, licensees and sublicensees to treat, as confidential all proprietary information with respect to the Licensed Technology and Additional Developments. Each of the parties hereto acknowledge that another party hereto may find it necessary to disclose general descriptions of proprietary information during the conduct of its business to banks and other financial institutions contemplating the provision of project financing to such party. In addition, each of the parties hereto acknowledge that another party hereto may find it necessary to disclose proprietary information in connection with the proper grant of sublicenses to parties other than a party hereto. Under such circumstances, JTS or Compaq, as the case may be, may make such information available to third parties to the limited extent necessary for such third party to fulfill its supply or other permitted purposes, provided that such party shall first obtain from the recipients, a fully-executed confidentiality agreement which is at least as restrictive as the confidentiality agreement contained herein; provided, however, that the foregoing shall not restrict Compaq's or JTS's right to provide technical information (other than the Restricted Ancillary Technology) and test data that is reasonably requested by customers in the ordinary course of business.

        B. With respect to information not subject to Section 4.2(A) above, each of JTS and Compaq agree to undertake all reasonable efforts to treat, and to cause each of its Affiliates to treat, as confidential all other proprietary information of any party hereto obtained through its relationship with another

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party hereto established hereunder or otherwise, and will not disclose any such information to a third party except as necessary to comply with its obligations to TEAC but in no event shall JTS disclose any Compaq Confidential Information, or otherwise use such information for its own purposes.

        C.   Neither JTS nor Compaq shall be bound by the provisions of this
Section 4.2 with respect to information which (a) was previously known to the recipient at the time of disclosure; (b) is in the public domain at the time of disclosure; (c) becomes a part of the public domain after the time of disclosure, other than through disclosure by the recipient or some other third party who is under an agreement of confidentiality with respect to the subject information or obtained the information from the recipient; (d) is required to be disclosed by law or (e) is disclosed by a third party not bound by any agreement of confidentiality with respect to such information which third party did not obtain from the recipient.

        D. Each of JTS and Compaq shall take action as another party hereto may reasonably request from time to time to safeguard the confidentiality of any information subject to the terms of this Section 4.2.

        E. To the extent that United States Export Control Regulations, or similar laws of any jurisdiction, are applicable, neither of JTS nor Compaq shall, without having first fully complied with such regulations, (i) knowingly transfer, directly or indirectly, any unpublished technical data obtained or to be obtained from the other party hereto to a destination outside the United States, or such other relevant jurisdiction, or (ii) knowingly ship, directly or indirectly, any product produced using such unpublished technical data to any destination outside the United States, or such other relevant jurisdiction.

        F. The obligations of JTS and Compaq under this Section 4.2 shall survive the expiration or earlier termination of all or any part of this Agreement.

        4.3 Support of Licensed Technology. From time to time under this Agreement, each of the parties hereto shall provide the other parties hereto with any support materials that they shall have on hand and which shall be reasonably requested for the manufacture, of the Licensed Products as provided for herein, including, without limitation, any manuals, reports, specifications or drawings required by customers to use the Licensed Products in the manufacture of their products. Each of Compaq and JTS shall also allow the other access to each of their engineering staffs and will allow each others engineers to visit each of their manufacturing, or research facilities, for the purpose of providing or receiving support of the technology licensed by each of them hereunder.

5.      Licensing Matters

        5.1 Grant of License by JTS. Subject to the terms of this Agreement, JTS hereby grants to Compaq:

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        A.  Nonexclusive Rights to Manufacture. The nonexclusive right and license to manufacture the Licensed Products, and to use the Licensed Technology and any Additional Developments made by JTS and/or its Affiliates in connection therewith.

        B. Nonexclusive Rights to Sell. The nonexclusive right and license to sell the Licensed Products, in Compaq Products or as options for use in Compaq Products, and to use the Licensed Trademarks, the Licensed Technology and any Additional Developments made by JTS and/or its Affiliates in connection therewith.

        C. Nonexclusive Rights to Use. The nonexclusive right to use the Licensed Technology and Additional Developments made by JTS and/or any of its Affiliates for the purpose of making Additional Developments.

        5.2 Sublicensing. The licenses granted in Section 5.1 above shall not include the right to sublicense to a third party, except (i) that either party may sublicense such licenses in connection with the manufacturing of Nordic HDDs and/or parts and accessories therefore, for use in the manufacture or assembly of finished goods to fulfill orders placed by Compaq, and, (ii) that either party may sublicense their rights to manufacture or assemble to a third party making products to Nordic specifications as necessary to fill Compaq orders for Nordic HDDs and under the tradenames or trademarks of JTS.

        Further, the parties shall from time to time consider in good faith the granting of additional sublicenses to other manufacturers for the purpose of providing multiple sourcing requested by Compaq.

6.0     Royalty Payments

        6.1 Calculation of Royalties Payable by Compaq. Compaq shall be responsible for only one royalty on each Nordic HDD manufactured by Compaq pursuant to its royalty-bearing license irrespective of the number of patents, patent claims, copyrights, trademarks, trade names or other types of Licensed Technology and Additional Developments that may pertain to such Future Generation Product. Royalties paid shall be net of any returns.

        6.2 Calculation of Royalties Payable by JTS. JTS shall be responsible for only one royalty on each Nordic HDD sold to a third party [hereafter sometimes referred to as a "Market Development Royalty"] pursuant to the royalty provisions of this agreement. Royalties paid shall be net of any returns.

        6.3 Payment of Royalties. Royalties shall be based on sales made in any given calendar quarter as reflected in Compaq's or JTS invoices (as the case may be) to its customers, as the case may be, in such calendar quarter. All

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royalty payments for each calendar quarter shall be made within sixty (60) days subsequent to the end of such quarter, and shall be subject to any applicable withholding tax requirements. Each of JTS and Compaq agrees to maintain accurate and complete records showing Nordic HDDs sold by it and to comply with such further requirements as set forth in the Record Keeping and Audit provisions of this Agreement.

        6.4 Proprietary Rights. Subject to the provisions of this Agreement and any other written agreement between the parties hereto entered into after the date hereof the parties agree that the following provisions shall govern the parties intellectual property rights:

        A. JTS's Rights to the Licensed Technology. Subject to the other express terms of this Agreement, JTS shall retain all title and other rights (including copyrights, patent rights, trade secret rights and other proprietary rights) to the Licensed Technology.

        B. Rights to JTS Additional Developments. JTS shall retain all title and other rights (including copyrights, patent rights, trade secret rights and other proprietary rights) to:

           (i) the information, design and technology of property (including the Licensed Products and Additional Developments) and all manufacturing processes with respect thereto developed by JTS independently from Compaq, and all modifications and derivative works of the foregoing made by JTS; and

           (ii) all service marks, trademarks, tradenames, and any other designations with respect to JTS products.

        C. Rights to Compaq's Additional Developments. Compaq shall retain all title and other rights (including copyrights, patent rights, trade secret rights and other proprietary rights) to:

           (i) the information, design and technology of property (including the Licensed Products and Additional Developments) and all manufacturing processes with respect thereto developed by Compaq independently from JTS, and all modifications, improvements and derivative works of the foregoing made by each of Compaq; and

           (ii) all service marks, trademarks, tradenames, and any other designations with respect to Compaq's products.

        D. Joint Developments. From time to time during the term of this Agreement the parties may agree in writing to develop products through a joint project between each other using the technology owned and/or engineers employed by each of them (a "Joint Development") to develop Future Generation Products. Any technology or other intellectual property developed under a Joint

Development shall be owned jointly by the parties, and the parties mutually shall agree in writing upon the method(s) for commercial exploitation of such technology. Royalties on Joint Developments shall be negotiated in the future. In addition, any patents or copyrights resulting from any such Joint Development shall be applied for and owned jointly by the parties. The individual expenses incurred by either party in connection with any Joint Development (e.g. engineering, development, prototypes, testing, travel, lodging, allowances and any other expenses incurred in connection with the project) shall be borne by the party incurring the expense. Notwithstanding anything to the contrary contained herein, neither party shall transfer or license any of its rights in or to any technology or other intellectual property developed under a Joint Development without the written consent of the other party, except pursuant to sublicenses permitted in this Agreement. To the extent that Compaq and JTS engage in joint development in the course of developing the Nordic HDDs, each party shall retain ownership in its own development and there shall be no obligation to license or otherwise provide such development to the other party, except as necessary to manufacture Nordic HDDs for Compaq.

        E. Markings. All Licensed Products shall bear such markings with respect to patents (or patents pending) and/or trademarks, as shall be reasonably requested by the licensing party to comply with applicable law or otherwise required to protect its proprietary rights.

7.0     Limitation Of Liability.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY HEREUNDER NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, OR AGENTS SHALL BE LIABLE TO THE OTHER PARTY HEREUNDER OR TO ANY THIRD PARTY FOR ANY LOSS OF USE, LOSS OF GOODWILL, INTERRUPTION OF BUSINESS, OR FOR INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST REVENUES OR PROFITS) OR SIMILAR DAMAGES, WHETHER BASED ON TORT (INCLUDING WITHOUT LIMITATION, NEGLIGENCE OR STRICT LIABILITY), CONTRACT, OR OTHER LEGAL OR EQUITABLE GROUNDS, EVEN IF SUCH PARTY HAS BEEN ADVISED OR HAD REASON TO KNOW OF THE POSSIBILITY OF SUCH DAMAGES.

8.0     Term And Termination

        8.1 License Perpetual. Except as otherwise provided in Section 8.2 below, the term of this agreement and the licenses and immunities from suit hereunder shall be perpetual.

        8.2 Termination of Rights. If any party hereto shall commit a material breach of any of the terms of this Agreement, or any of the related purchasing documents, and such breach continues for thirty (30) days after receipt of written notice specifying such breach in reasonable detail, then any non-breaching party shall have the right to terminate all of the breaching party's rights hereunder by delivery of written notice of such termination. Notwithstanding the foregoing any such termination shall have no effect on the breaching party's duties and obligations hereunder, which shall continue past such termination in full force and effect. Compaq's rights to use JTS' technology and designs shall not be reduced or diminished in the event of a Termination for default by JTS.

     8.3 Bankruptcy, Etc. A party's rights (but not its obligations) under this Agreement shall terminate automatically if any party attempts to assign this Agreement, except under circumstances permitted hereunder, or hereto suspends business, or files a voluntary petition pursuant to or purporting to be pursuant to any reorganization of insolvency law of any jurisdiction, or an involuntary petition pursuant to or purporting to be pursuant to any reorganization or insolvency law of any jurisdiction or an involuntary petition pursuant to or purporting to be pursuant to any reorganization of insolvency law of any jurisdiction is filed and is not dismissed within sixty (60) days, or any party makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a receiver or trustee of a substantial part of its property or a receiver or trustee of a substantial part of its property is otherwise appointed and is not removed within sixty (60) days.

9.0  Force Majeure And Damage Exclusions.

     Notwithstanding any other provision of this Agreement:

     A. Force Majeure. Either party shall be excused from any failure or delay in performance resulting directly or indirectly from inability to obtain parts or other necessary materials from usual sources of supply, transit failure or delay, labor disputes, governmental orders or restrictions, fire, flood or other acts of nature, accident, war, civil disturbance, or any other causes beyond such party's reasonable control. A party affected by a force majeure shall resume performance promptly upon cessation of same.

10.0 Warranties And Representations: Release

     A. Of JTS. JTS represents and warrants that (i) JTS validly existing and in good standing under the laws of the State of Delaware and having full power and authority to carry on its business as it is now being conducted and to own or lease the properties and assets it now owns or leases, and being duly qualified to do business, and being in good standing, (ii) JTS has all necessary right, power and authority to enter into this Agreement (iii) neither the execution and delivery of this Agreement by JTS nor its performance hereunder will conflict with or result in the breach of any of the terms or conditions of or constitute a default under the charter documents of JTS or of any contract, agreement, commitment, indenture, mortgage, note, bond, license or other instrument or obligation to which it is a party or by which it or any of its property or assets may be bound, (iv) this Agreement has been duly and validly executed by JTS and constitutes the valid and binding obligation of JTS enforceable in accordance with its terms (c) no consent, approval or authorization of, or declaration, filing or registration with, an foreign, federal, state, or local governmental or regulatory authority, or any other party, is required to be made by JTS in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SPECIFICALLY PROVIDED IN THIS AGREEMENT ALL OF THE ADDITIONAL DEVELOPMENTS PROVIDED BY JTS HEREUNDER ARE PROVIDED "AS IS" AND JTS
EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


        B. Of Compaq. Compaq represents and warrants that it has received a copy of the TEAC agreement with JTS.

11.0 Record Keeping And Audit Rights

        A. Reports. Each party hereto shall keep and maintain full and accurate records relating to sale and manufacture of Nordic HDDs. To the extent that a party is obligated to pay royalties, such party shall prepare and submit quarterly reports to the other party no later than sixty (60) days following the last business day of all calendar quarters, certified by an officer of such party, specifying, at a minimum, the quantity of each royalty-bearing products sold during the previous quarter and the royalty due for such royalty-bearing products. The information contained in such reports will be retained in confidence and access to such information shall be restricted to the finance and legal groups. The obligations to provide royalty reports shall only apply to royalty-bearing products. Each party shall retain such business records as necessary to support the royalty reports for a period of three (3) years following the end of a reporting period.

        B. Audit. Each party agrees to allow mutually acceptable independent auditors to audit and analyze appropriate accounting records to ensure compliance with all terms of this Agreement. Any such audit shall be permitted by the party to be audited within fifteen (15) days of receipt of a written request by the party requesting such audit, during normal business hours, at a time mutually agreed upon by the party to be audited. The cost of such an audit will be borne by the party requesting the audit unless a material discrepancy is found (underpayment of royalties for the quarter) or records are not maintained and available in accordance with this section, in which case the audited party agrees to pay the requesting party for the costs associated with the audit, but in no event shall such costs exceed twenty thousand dollars ($20,000) for such audit.

        C. Interest. In the event that there is an underpayment of royalties, the underpaid royalties shall be promptly remitted with interest, such interest accruing from the date such royalties should have been paid. The applicable interest rate shall be equal to the higher of twelve percent (12%) per annum or at two percent (2%) over prime. The interest rate shall be compounded monthly.

12.0  Immunity From Suit

      A   JTS hereby grants to Compaq, its Subsidiaries and to its and their customers, mediate and immediate, a personal, non-transferable immunity from suit under any JTS Patents for the formation, combination, and use of any JTS Nordic HDD with other hardware or software products. The foregoing immunity from suit shall extend to an apparatus, method, or process used in the manufacture of a Nordic HDD.

13.0  Additional Licenses

      A   JDD Firmware License. Subject to the provisions of this Agreement,
JTS hereby grants to Compaq a nonexclusive, transferable, worldwide, non-royalty bearing, irrevocable license to:

      (1) use and prepare derivative works of source code for JTS's firmware, on equipment located within Compaq's control, such source code to be used for internal purposes only;

      (2) reproduce, perform, display, sublicense and distribute, in any HDD, such firmware (in object code form) to third parties; each third party shall have the right correspondingly to sublicense other third parties along the chain of distribution to end users;

      (3) reproduce, perform, display, sublicense and distribute, in any HDD, Compaq prepared derivatives of the firmware (in object code form) to third parties; each third party shall have the right correspondingly to sublicense other third parties along the chain of distribution to end users; and

      (4) reproduce, perform, display, sublicense and distribute Compaq derivations of the JTS firmware under a source code license agreement.

      B   License under JTS Patents

      (1) JTS hereby grants to Compaq a nonexclusive, transferable, worldwide license under JTS Patents to use, make, have made, lease, sell and otherwise transfer any HDD with Compaq products, either alone or connected to or in conjunction with other computer hardware or software. All licenses granted under this Agreement shall be of sufficient scope to permit Compaq to exercise all rights granted in this Agreement and shall include the right to grant sublicenses of equivalent scope to Compaq's Subsidiaries, which Subsidiaries may correspondingly sublicense other Subsidiaries. Licenses to Subsidiaries shall be valid and subsisting for as long as the parent has a valid and subsisting license and only for as long as the parent has corporate control of the Subsidiary receiving a license hereunder.

      (2) JTS hereby grants to Compaq, its Subsidiaries and its and their customers, mediate and immediate, a personal, non-transferable immunity from suit under JTS Patents for the formation and use of any Compaq product with other hardware or software products. The foregoing immunity from suit extends to any apparatus, method, or process per se if such apparatus, method, or process infringes a JTS Patent when used for its intended purpose or is combined with a Compaq product.

      C. JTS hereby grants Compaq a royalty-free, irrevocable, worldwide license to use, publish, have published, copy, have copied, distribute, have distributed, prepare derivative works and have such derivative works prepared of any Documentation produced by JTS for any Nordic HDD.

      D. In furtherance of Compaq's licenses granted in above, JTS agrees to provide Compaq with magnetic copies of modifications, enhancements, versions, version releases, updates, and bug fixes which JTS makes to its firmware. JTS agrees to use its best efforts to inform Compaq of its plans to release major modifications and version releases and of the anticipated release date to permit Compaq to formulate corresponding release dates and to permit Compaq to phase out its production of obsolete versions and updates. Magnetic copies of major modifications and version releases shall be provided to Compaq at least 30 days prior to commercial release by JTS to other JTS customers or 30 days prior to commercial release by JTS's licensees (whichever comes first). Magnetic copies of minor bug fixes, updates, modifications, etc. shall be provided to Compaq as soon as reasonably possible but in every event prior to the expiration of sixty (60) days from commercial release by JTS or commercial release by JTS's licensees.

14.0 Miscellaneous Provisions

      A. EXPORT. Notwithstanding any rights, license or privileges specified in this Agreement, each party agrees that it will not export any technology or product provided by the other party hereunder or jointly developed hereunder, or any part thereof, either directly or indirectly, without first obtaining any required licenses to so export from the United States Government, and further agrees that it will comply with all laws, rules and regulations applicable to the export or re-export of such technology or product.

        B. INFRINGEMENT CLAIMS. Compaq and JTS shall notify each other of any potential or actual infringement or misappropriation by any third party of any patent, copyright or other proprietary right that forms part of the HDD technology and shall provide each other with any available evidence of such infringement or misappropriation. If the parties determine that they will cooperate in an action relating to the foregoing, the parties shall jointly take all reasonable steps necessary to enjoin and prevent such infringement or misappropriation, including the institution and maintenance of legal or equitable proceedings, and shall promptly execute all papers and perform such other acts as may be reasonably required to join in any such suit, action or proceeding, provided, however, that a party may, at its option, be represented by counsel of its choice. Upon any such joinder, each party shall pay the fees of its own separate counsel (if any) and shall bear fifty percent (50%) of all other reasonable costs incurred in connection with such suit, action or proceeding. If a party, in its reasonable business judgment, concludes that the steps necessary to enjoin such infringement or misappropriation are not economically justifiable under the circumstances, it may decline to join in any action proposed or taken by the other party, provided, however, that if the other party determines that it shall proceed in such action, the declining party shall provide all reasonable assistance and information, at its sole cost and expense, to the other party in support of such action. Any amount recovered in any such suit, action or proceeding brought by the parties jointly (whether recovered through judgment or settlement) shall be allocated to Compaq and JTS, pro-rata, for reimbursement of the reasonable expenses incurred by the parties in connection with such proceedings in accordance with their cost-sharing arrangement set forth in this section, and to the extent to which amounts recovered are in addition to the amount of such expenses, such additional amounts shall be shared equally by the parties. Any amount recovered by a party individually pursuing any such suit, action or proceeding shall inure solely to the benefit of such party.

        C. Third-Party Claims of Infringement to Technology. Each party agrees to promptly notify the other party upon becoming aware of any suit or proceeding brought against it by any third party which is based on a claim that the HDD technology infringes any patent, copyright or other proprietary right. The parties may, upon mutual agreement, cooperate in the defense against such suit or proceeding, and in such case shall promptly execute all papers and perform such other acts as may be reasonably required to join in such defense. In such circumstance where the parties cooperate in a defense, each party shall pay the fees of its own separate counsel (if any) in such defense, and shall bear fifty percent (50%) of all other reasonable costs incurred in connection with such suit, action or proceeding. In any event, each party shall provide all reasonable assistance and information to the other party in support thereof.

        D. Injunctive Relief. Each party acknowledges and agrees that in the event of an unauthorized use, reproduction, distribution or disclosure of any confidential information or data contained in either party's technology, an adequate remedy at law would not be available; and, therefore, injunctive or other equitable relief would be appropriate to restrain such use, reproduction, distribution or disclosure, threatened or actual. Such relief shall be in addition to any other remedies provided herein.

        E.  Breach of Exclusivity. JTS acknowledges and agrees that in the
event a license is granted to a third party in breach of the   [*]  , an
adequate remedy at law would not be available; and, therefore, injunctive or other equitable relief would be appropriate to restrain any use, reproduction, distribution or disclosure, threatened or actual in contravention of the [*] . Such relief shall be in addition to any other remedies provided herein.

        F. Other Remedies. In the event of a material breach of this Agreement, the other party shall have such remedies for direct damages (including out-of-pocket expenses and funds paid to JTS) to which it is entitled by law.

        G. Assignment. This Agreement and the licenses granted hereunder are to a specific entity or legal person, which does not include corporate subsidiaries, affiliates or parent company of either party, and except as set forth herein, all rights hereunder are not assignable nor are the obligations imposed delegable by either party without the prior written consent of the other party. Notwithstanding anything to the contrary, neither party may assign its patent license or immunity to another party unless the acquiring party agrees to provide a patent license, to the other party to this Agreement, of the same scope and on the same terms as set forth in this Agreement.

        H. Execution of Assignments and Non-Disclosure Agreements by Contract Employees. JTS agrees to have each of its contract employees (including contractors, independent agents, temporary employees, etc.) execute an assignment of all intellectual property rights, including an assignment of copyrights, inventions, and patents and a waiver of moral rights prior to employment or retention by JTS. Additionally, such Contractor employees shall execute appropriate non-disclosure agreements which obligate them to retain the confidential information of JTS and its customers and licensees in strictest confidence.

        I. Execution of Assignments, Non-Disclosure Agreements, and Non-Solicitation Agreements by Employees. JTS agrees to have each of its employees execute an assignment of all intellectual property rights, including an assignment of copyrights, inventions, and patents and a waiver of moral rights prior to employment or retention by JTS. Additionally, such employees shall execute appropriate non-disclosure agreements which obligate them to retain the


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

confidential information of JTS and its customers and licensees in strictest confidence. Such employees shall also execute an appropriate non-solicitation agreement which prohibits the solicitation of JTS's employees by a former employee.

        J. Execution of Assignments, Non-Disclosure Agreements, Non-Solicitation Agreements and Covenants Not to Compete by Officers and Key Employees. JTS agrees to have each of its officers and key employees execute an assignment of all intellectual property rights, including an assignment of copyrights, inventions, and patents and a waiver of moral rights prior to employment or retention by JTS. Additionally, such officer and key employees shall execute appropriate non-disclosure agreements which obligate them to retain the confidential information of JTS and its customers and licensees in strictest confidence. Such officer and key employees shall also execute an appropriate non-solicitation agreement which prohibits the solicitation of JTS' employees by a former officer or key employee. In consideration for Compaq's participation and as material inducement for Compaq participation in this venture, JTS agrees to obtain, to the extent such agreements are enforceable in the state or country where such employees reside, from its current and future officers and key employees an agreement not to compete with JTS' business interests for a period of fifteen (15) months following the Effective Date of this Agreement.

15.0 Waiver.

        The waiver by either party of any of its rights or any breaches of the other party under this Agreement in a particular instance shall not serve as a waiver of the same or different rights or breaches in subsequent instances. All remedies, rights, undertakings and obligations hereunder shall be cumulative, and none shall operate as a limitation of any other.

16.0 Section Heading and Language Interpretations: Business Days.

        As used herein, "business day" shall mean each day other than Saturday, Sunday and any day on which banks are nationally required to be closed in the United States of America or Japan, or any other business holiday for either party of which it has advised the other party in writing not less than 45 days in advance. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter genders shall include all genders, the singular shall include the plural and vice versa and shall refer solely to the parties signatory thereto unless otherwise specifically provided. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

17.0 Notices.

        All notices, demands, consents, requests, approvals, and other communications required or permitted hereunder shall be in writing and shall be deemed effective only upon delivery (whether receipt is accepted or refused) at the addresses set forth below (or at such other addresses within the United

States of America as shall be given in writing by any party to the others in accordance with this Section 10. Notices may be delivered by hand, United States registered or certified mail, return receipt requested, bonded private courier service or by telecopier (followed immediately in writing by bonded private courier service).

        To Compaq:      Compaq Computer Corporation
                        20555 S.H. 249
                        Houston, Texas 77070
                        Attn: Purchasing Department

     with copy to:

                        P.C. Storage Development
                        Compaq Computer Corporation

                        20555 S.H. 249
                        Houston, Texas 77070


      and copy to:

                        Managing Attorney - Licensing and Technology
                        Compaq Computer Corporation

                        20555 S.H. 249
                        Houston, Texas 77070


           To JTS:      JT Storage, Inc.
                        1289 Anvilwood Avenue
                        Sunnyvale, California 94089
                        Attention:  President
                        Telecopy Number: (408) 747-0849

18.0  Assignment

      A. Except as specifically provided herein, no party hereto may assign any of its rights (in whole or in part), or delegate any of its obligations (in whole or in part), hereunder without the prior written consent of the other parties, which consent shall not be unreasonably withheld. In the event of an IPO, Compaq's rights hereunder will succeed to a successor by merger or acquisition to Compaq following an IPO.

      B. In the event of an assignment by JTS of any its rights or delegation of its obligations, or in the event of a Change in Control of JTS and its operations, Compaq may at its sole option choose to terminate JTS' rights (but not its obligations) under this Agreement.

19.0    Severability.

        Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

20.0    Governing Law.

        This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Texas, without giving effect to provisions thereof regarding conflict of laws.

21.0    Controlling Terms/Entire Agreement/Amendment.

        This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. No provisions in the purchase orders, acknowledgments or other business forms of either party which are different from or in addition to the applicable terms set forth in this Agreement shall be of any force or effect whatsoever unless it is acknowledged to in writing by the other party expressly stating that each document supersedes this Agreement as follows: "Notwithstanding any term of the Development Agreement by and between JTS and dated June 16th, 1994." Any provision of this Agreement may be amended only with the prior written consent of all of the parties hereto.

22.0    Multiple Counterparts.

        This Agreement may be executed on separate counterparts transmitted by telecopy, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

23.0    Relationship of the Parties.

        It is not the intent of the parties to create partnership or joint venture or to assume partnership liability or responsibility by entering into this Agreement. Each party hereto shall be deemed an independent contractor with respect to the other party and neither party hereto shall have any right or authority to assume or create any obligations on behalf of the other party hereto or to make any representations on such other party's behalf. Accordingly, the obligations of the parties with respect to the matters addressed herein shall be limited to those specifically set forth in this Agreement or other written agreements between the parties.

24.0 Public Disclosure.

        Neither party hereto shall make any public release of information regarding the terms of this Agreement relating to the royalties due hereunder unless (i) such party has obtained the written consent of the other party regarding the form, content and timing of such disclosure or (ii) such disclosure is required by applicable law; provided that in the event of any disclosure mandated by law, each party shall consult with the other as to the content of such disclosure.

25.0 Right of Set-Off.

        If in the good faith belief of one of the parties hereto (the "Insured Party"), it is entitled to indemnification, reimbursement or payment hereunder, in addition to any other remedies which it may have available to it, the Insured Party shall have the right to set off the entire amount thereof against any amounts which the Injured Party shall owe to the other party from time to time thereafter for any reason, including any royalties due or which become due hereunder.

26.0 No Strict Construction.

        The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party hereto.

27.0 Remedies.

        Each of the parties confirms that damages at law may be an inadequate remedy for a breach or threatened breach of this Agreement and agrees that, in the event of a breach or threatened breach of any provisions hereof, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but nothing herein contained is intended to, nor shall it limit or affect, any rights at law or by statute or otherwise of any party aggrieved as against any other party for breach or threatened breach of any provision hereof, it being the intention by this section to make clear the agreement of the parties that the respective rights and obligations of the parties shall be enforceable in equity as well as at law or otherwise.

28.0 Preamble; Preliminary Recitals and Exhibits. The Preliminary Recitals set forth in the Preamble hereto are hereby incorporated and made part of this Agreement. Additionally, Exhibits A, B, and C are incorporated herein by reference.


JT Storage                                      COMPAQ COMPUTER CORP.

By: /s/ David B. Pearce                         By: /s/ Hugh Barnes
    ----------------------------                    ---------------------------
    David B. Pearce                                 Hugh Barnes
    President                                       Sr. Vice President and
                                                    General Manager
                                                    Portable P.C. Division

Date: June 16, 1994                             Date: 6/20/94
      --------------------------                      -------------------------

                                   EXHIBIT A
                                DEVELOPMENT PLAN

            (Timeline with Nordic 1 and Nordic 2 Project Milestones)

                                   EXHIBIT B
                               PROJECT MILESTONES

                    "NORDIC" DISK DRIVE PRODUCT DEVELOPMENT
                                   MILESTONES


I.  "NORDIC 1" 270 Mbyte, 7mm High Product


ITEM    DESCRIPTION                             START           COMPLETE
- ----    -----------                             -----           --------
 1      Prototype Build (20 Units)              06/07/94        08/07/94
 2      Engineering Verification Test           08/08/94        08/26/94
 3      Pre-production Build (100 Units)        06/07/94        10/19/94
 4      Sample Units Available (5)                              10/19/94
 5      Design Verification Test                10/06/94        11/18/94
 6      Qualification Start                                     11/18/94
 7      Design Maturity Test                    11/21/94        01/05/95
 8      Pilot 1 Units Available                                 01/15/95
 9      Submit Units for Compaq Approval                        03/01/95
10      Compaq Release to Production                            03/15/95



II.  "NORDIC 2" 540 Mbyte, 10mm High Product


ITEM    DESCRIPTION                             START           COMPLETE
- ----    -----------                             -----           --------
 1      Prototype Build (20 Units)              10/03/94        11/20/94
 2      Engineering Verification Test           11/25/94        12/16/94
 3      Pre-production Build (100 Units)        12/20/94        02/02/95
 4      Sample Units Available (5)                              02/02/95
 5      Design Verification Test                02/05/95        03/03/95
 6      Qualification Start                                     03/03/95
 7      Design Maturity Test                    03/05/95        03/31/95
 8      Pilot 2 Units Available                                 04/01/95
 9      Submit for Compaq Approval                              03/31/95
10      Compaq Release to Production                            04/15/95


                                    EXHIBIT C
                            TECHNICAL SPECIFICATIONS

COMPAQ COMPUTER CORPORATION
         p/n TBD
title DRIVE, FIXED DISK, 270/540
         rev X1

1.0      SCOPE

This document specifies COMPAQ Computer Corporation's requirements for a fixed disk drive assembly featuring:

         Capacity                   270/540 MB
         Interface                  AT 16 BIT
         Form Factor                3', 7mm/10mm
         Special                    ATA Compliant
                                    new connector and pinout
                                    TBD

Unless otherwise stated herein, all references to COMPAQ shall mean Compaq Computer Corporation, Purchasing Department.

Supplier shall provide COMPAQ, as required, current copies of schematics, mechanical drawings, functional specifications, theory of operation, and product manuals relevant to the drive design and test. Informational confidentiality will be established in a separate nondisclosure agreement between the supplier and COMPAQ.

Supplier shall provide COMPAQ with advance written notification and detail of all probable design changes (hardware and firmware) and critical component sourcing changes (heads, media, actuator, spin motor, castings, Isi, and pcb).

Supplier shall not proceed with the incorporation of any change to the design of the drive or change of critical component suppliers, nor deviate from any requirement of this specification without first obtaining specific written authorization from COMPAQ.

                      (This area intentionally left blank)

2.0      REFERENCED DOCUMENTS

2.1 APPLICABLE DOCUMENTS: The following documents form a part of this specification to the extent specified herein. Unless otherwise indicated, that document is of the issue in effect on the date of invitation to bid or request for proposal.

101043            "Specification, ESD Identification and Handling." COMPAQ
                  Document.

101401            "Specification, Bag, Static Shielding." COMPAQ Document.

108225            "Specification, 16 Bit Interface, Hard Disk Drive." COMPAQ
                  Document.

130791            "Specification, Drive Packaging Requirements." COMPAQ
                  Document.

106233            "Specification, Standard Labling OEM Assemblies." COMPAQ
                  Document.

160762 "Specification, Compaq Adapted CAM/ATA 16 Bit Integrated Disk Drive Interface." COMPAQ Document.

UL 94            "Test for Flammability of Plastic materials for Parts
                  in Devices and Appliances." Underwriters Laboratories, Inc.

UL 1950                  "Information Technology Equipment Including Electrical
                  Business Equipment." Underwriters Laboratories, Inc.

CRF 47,                  "Title 47 of the Code of Federal Regulations, Part 15,
                  FCC Rules, Radio Part 15 Frequency Devices, Subpart B, Unintentional Radiators.

C.I.S.P.R.               "Limits and Methods of Measurement or Radio
Pub. 22           Interference Characteristics of Information Technology
                  Equipment.

CSA 22.2,                "Safety of Information Technology Equipment Including
No. 950           Business  Equipment, First Edition." Canadian Standards
                  Association.

EN 60 950                "Safety of Information Technology Equipment Including
                  Electrical Business Equipment." European Committee for Electrotechnical Standardization.

ISO 7779                 "Measurement of Airborne Noise Emitted by Computer to
                  Business Equipment." International Organization for Standardization.

                 International Organization for Standardization

VDE 0805                   "Safety of Information Technology Equipment Including
/05.90 Equipment."   Business Verband Elektrotechniker Standard (VDE).

VDE 0871                   "Radio Frequency Interference Suppression of Radio
                  Frequency Equipment

/6.78             for Industrial, Scientific, and Medical (ISM) and
                  Similar Purposes." Verband Deutscher Elektrotechniker Standard
                  (VDE).

2.2 ORDER OF PRECEDENCE: In a conflict between this document and the references cited herein, this document shall take precedence.

                      (This area intentionally left blank)

3.0      AGENCY APPROVALS

3.1 DOMESTIC SAFETY: The drive assembly shall be "Recognized" by Underwriters Laboratories, Inc. under category for information Technology Equipment Including Electrical Business Equipment (NWGQ2) in accordance with the requirements in UL Standard for Safety, UL 1950; and Canadian Standards Association (CSA) Certified in accordance with the requirements in CSA Standard No. 950. The drives shall be marked with the UL Recognition and CSA Certification marks.

3.2 INTERNATIONAL SAFETY: The drive assembly shall be Verband Deutscher Elektrotechniker (VDE) approved in accordance with the requirements in VDE 0805/05.90, or TUV approved in accordance with EN 69 950. The drives shall be marked with the VDE or TUV component marking.

3.3 BEZELS: All drive bezels shall be constructed from UL "Recognized" plastic (QMFZ2), which is flammability rated 94v-1 or less flammable when tested in accordance with UL 94.

3.4 EMISSIONS REQUIREMENTS: When tested in the intended COMPAQ product, the drive shall not increase the emissive level of that system to a level greater than:

         .3 db below the C.I.S.P.R. Publication 22 class B limit when tested at three meters.

         .6 db below VDE 0871/6.78 Class B limit when tested at ten meters.

         .6 db below the CRF 47, Part 15 Class B limit when tested at three meters.

         Acceptance testing will be performed by COMPAQ Computer Corporation. Test samples for acceptance will be retained by COMPAQ Computer Corporation.

4.0      FUNCTIONAL

4.1      Drive Configuration

                                     Table 1

                                  Configuration

FORMATTED CAPACITY

         Physical                      270/540 Megabytes

         Logical                       TBD Megabytes

DATA CYLINDERS

         Physical Cylinders            TBD

         Logical                       TBD

DATA HEADS/CYLINDER

         Physical                      TBD

         Logical                       TBD

SECTORS/TRACK

         Physical sectors              TBD

         Logical sectors/trk           TBD

DATA BYTES/SECTOR                      512

SECTOR INTERLEAVE                      1:1

ECC BYTES                              TBD

ENCODING METHOD                        TBD

4.2 Drive Performance

                                     TABLE 2

                                   PERFORMANCE

SPIN UP TIME maximum

(to not busy)                            20 Sec             from Power Applied

LOGICAL SEEK TIMES

(busy to seek complete)

                                        Typical            Maximum

         Track to Track                 TBD                TBD

         Average                        15ms               TBD

         Full Stroke                    TBD                TBD

         AVERAGE LATENCY                (maximum)          7.14ms

         RPM                            4200

Data Transfer Rate

         Internal                       TBD

         @ Interface                    10 MB/s

4.3      POWER

4.3.1 SUPPLY REQUIREMENTS: The drive shall meet all requirements of this specification when supplied electrical power defined in Table 3. Protection circuitry shall be incorporated to prevent damage or data loss on disk during 5 volt and/or 12 volt dropout.

         Table 4 specifies the maximum current allowed; typical current and power requirements are provided for reference only.

                                     TABLE 3
                                  POWER SUPPLY

Nominal Voltage                                            + 5 Volts

Tolerance                                                  +/- 5%

Tolerance @ spin-up                                        +/- 5%

On Rise Time                                               Less than 100 mSec

Off Fall Time                                              Less than 5 Sec

Ripple (0-25) MHz)                                         Less than 100 mVpk-pk


                                     TABLE 4

                               POWER REQUIREMENTS

MODE                    +5 Volt                   Power

of                      amps                      watts

OPERATION               rms (pk)                  rms (pk)

SPINDLE SPIN-UP         TBD                       TBD

Standby                 TBD                       TBD

Sleep                   TBD0                      TBD

4.4 INTERFACE/CONTROLLER: The drive interface shall conform to the requirements of COMPAQ Specification 108225-001C with the following exceptions:

                           TBD

4.4.2 IDENTIFY PARAMETERS: The drive will load the Sector Buffer with the values specified in Table 5 when the Identify Command is issued. Refer to COMPAQ Specification 108225-001-C for word definition.

                                     TABLE 5
                               IDENTIFY PARAMETERS

ATA mode

word                                                        hex value

00                                                          TBD

01

02

03

04

05

06

07

08

09

10-19                                                       serial number

20                                                          TBD

21

22

23-26                                                       Firmware revision

27-46                                                       model number

47                                                          TBD

48

49

51

52

53

54                                            Number of current cyl

55                                            Number of current heads

56                                            Number of current sect/trk

57-58                                         Current capacity in sectors

59-127                                        Reserved

128-159                                       Vendor Unique

160-255                                       Reserved

4.4.3 Track Format: The method of implementation of track formatting is at the supplier's discretion providing that all requirements of this specification are met.

4.4.4 Error Correction: The drive shall incorporate a mechanism to correct burst data errors up to 11 bits "on the fly" in real time as they occur with no impact to the drives performance. The drive shall also incorporate a mechanism to correct double bust errors up to 11 bits each, or a single 22 bit error. The total time for all error recovery must not exceed 6 seconds.

                      (This area intentionally left blank)

4.5 ENVIRONMENTAL: The drive shall comply with all requirements of this specification when subjected to the environmental extremes of Table 5.

                                     TABLE 5

                             ENVIRONMENTAL EXTREMES

                                      OPERATING                      NON-OPERATING               UNITS

TEMPERATURE                           5 to 55                         -40 to 60                  deg C

GRADIENT                              20                              30                         deg C/hr

ALTITUDE                              -1000 to 10k                    -1000 to 40k               feet

HUMIDITY Relative                     8 to 80                         5 to 95                    %

MAX WET BULB TEMP                     40                              56                         deg C



E-FIELD @ LESS THAN 100 MHz           5                               N/A                        v/m

B-FIELD @ LESS THAN 100 KHz           12.0                            12.0                       gauss



VIBRATION

         Without Error                0.75                            N/A                        g's 0-pk

         Without Damage               1.0                             4.0                        g's 0-pk



SHOCK

         Without Error                10 for 11 mS                    N/A                        g's pk

         Without Damage               15 for 11 mS                    150 for 11 mS              g's pk

         Without Damage                                               400 for 2mS                g's pk

         Without Damage                                               800 for 0.5 mS             g's pk


Compliance with vibration and shock limits specified is required but not necessarily sufficient. Additional requirements may exist dependent on the mounting/isolation system incorporated and will be provided in writing by COMPAQ. Vibration is specified as constant g's over a frequency range of 5 to 400 Hertz applied continuously and directly to the drive frame from any direction. Shock is specified as a half-sine pulse applied directly to the drive frame from any direction for the duration specified.

'Without Error" is the primary limit within which the drive will show no performance degradation and will meet all requirements of this specification. 'Without Damage' is secondary limit within which the drive may exhibit a temporary degradation in performance, but will return to specified performance once 'Without Error' limits are re-established. Damage includes, but is not limited to, the introduction of new media defects, the loss of data, or any permanent deviation from the requirements of this specification.

                      (This area intentionally left blank)

5.0      RELIABILITY

5.1 DEFECT REALLOCATION: The supplier shall incorporate sufficient process controls to insure that all media defects are reallocated to available spare sectors. This effectively provides a defect free drive not requiring retry or correction algorithms for data recovery. The maximum number of reallocated defects is 2 per formatted megabyte providing that negligible performance degradation results when compared against an identical drive with zero defects.

5.2 ERROR RATES: With all media defects reallocated, error rates shall not exceed the following allowable limits:

         NONRECOVERABLE DATA                         1/10 13 bits transferred
         RECOVERABLE                                 1/10 10 bits transferred
         SEEK                                        1/10 7 seeks
         DRIVE READY                                 1/50000 errors/power cycles

         Non Recoverable Data Error is defined as any failure to read and transfer correct data (from a prior host write operation) within 6 seconds, using all retry or correction mechanisms enabled.

         A Recoverable Data Error is defined as any successful transfer of correct data within 6 seconds after the first unsuccessful attempt to read that data with all retry, error recovery, and error correction mechanisms enabled.

         A Seek Error is defined as any actuator positioning (or head settling) fault which requires abnormal time for recovery. Seek Error Rate shall not induce detectable performance degradation during either random or sequential I/O benchmarks when compared against an equivalent drive with no such faults.

         A Drive Ready Error is defined as any failure of the drive to achieve Ready status with full functionality for any reason.

5.3      MEAN TIME BETWEEN FAILURE (MTBF): 350,000 Hours demonstrated

         The supplier shall incorporate sufficient design margin, quality control, and reliability test on drives supplied to COMPAQ to ensure that failure rates do not exceed the following limits;

         4.28% per Year (=42800 DPPM)
         0.36% per Month (=3600 DPPM)

         The following conditions and definitions apply: Time starts at COMPAQ receipt and is independent of Power-On Hours. A sample size of 100 or more is statistically significant. Environmental extremes specified herein are not exceeded. Failure is defined as any deviation from requirements specified herein.

         Supplier shall perform an Ongoing Reliability Test representative of typical or accelerated usage. Procedures are subject to COMPAQ approval. Supplier shall provide test results to COMPAQ.

5.4      SERVICE LIFE: 5 Years minimum

6.0      PHYSICAL

                                     TABLE 6
                            PHYSICAL CHARACTERISTICS

Height                     7/10 mm
Width                        90 mm
Depth                       120 mm
Weight                  4.5/5.5 oz

6.1 ORIENTATION: The drive will meet all requirements of this specification regardless of mounting orientation

6.2 LANDING ZONE: The drive will incorporate an actuator retract circuit, a dedicated head landing zone, and an actuator latching mechanism which, in combination, will insure that the heads will not physically interfere with any data cylinder during or following motor spin-down.

6.3 ACOUSTICS: In accordance with ISO 7779, the overall sound power will be less than 3.9 Bels with drive in idle mode and less than 4.2 Bels during random seeks.

6.4      LED: none

                      (This area intentionally left blank)

6.6 MOUNTING CONFIGURATION: Figure 1 details the dimensional requirements of the drive as well as the approximate location of connectors and jumpers (absolute location must be approved by COMPAQ).

                                    FIGURE 1
                            DIMENSIONAL REQUIREMENTS

         6.7      CONNECTORS:  TBD

Reference                  Description

Pin Assignments and Connector Type TBD

=============================================================================================================================
        xx                            -RESET                              xx                          GROUND

- -----------------------------------------------------------------------------------------------------------------------------
        xx                              D7                                xx                            D8

- -----------------------------------------------------------------------------------------------------------------------------
        xx                              D6                                xx                            D9

- -----------------------------------------------------------------------------------------------------------------------------
        xx                              D5                                xx                            D10

- -----------------------------------------------------------------------------------------------------------------------------
        xx                              D4                                xx                            D11

- -----------------------------------------------------------------------------------------------------------------------------
        xx                              D3                                xx                            D12

- -----------------------------------------------------------------------------------------------------------------------------
        xx                              D2                                xx                            D13

- -----------------------------------------------------------------------------------------------------------------------------
        xx                              D1                                xx                            D14

- -----------------------------------------------------------------------------------------------------------------------------
        xx                              D0                                xx                            D15

- -----------------------------------------------------------------------------------------------------------------------------
        xx                            GROUND                              xx                     Pin removed (key)

- -----------------------------------------------------------------------------------------------------------------------------
        xx                             DMARQ                              xx                          GROUND

- -----------------------------------------------------------------------------------------------------------------------------
        xx                             -IOW                               xx                          GROUND

- -----------------------------------------------------------------------------------------------------------------------------
        xx                             -IOR                               xx                          GROUND

- -----------------------------------------------------------------------------------------------------------------------------
        xx                             IORDY                              xx                          SPINDLE

- -----------------------------------------------------------------------------------------------------------------------------
        xx                            -DMACK                              xx                          GROUND

- -----------------------------------------------------------------------------------------------------------------------------
        xx                             IRQ14                              xx                           -IO16

- -----------------------------------------------------------------------------------------------------------------------------
        xx                              A1                                xx                          -PDIAG

- -----------------------------------------------------------------------------------------------------------------------------
        xx                              AO                                xx                            A2

- -----------------------------------------------------------------------------------------------------------------------------
        xx                             -CSO                               xx                           -CS1

- -----------------------------------------------------------------------------------------------------------------------------
        xx                             -DASP                              xx                          GROUND

- -----------------------------------------------------------------------------------------------------------------------------
        xx                           +5V LOGIC                            xx                         +5V MOTOR

- -----------------------------------------------------------------------------------------------------------------------------
        xx                            GROUND                              xx                         RESERVED

- -----------------------------------------------------------------------------------------------------------------------------
        xx                            GROUND                              xx                         +5V MOTOR

- -----------------------------------------------------------------------------------------------------------------------------
        xx                            GROUND                              xx                         +5V LOGIC

- -----------------------------------------------------------------------------------------------------------------------------
        xx                            GROUND                              xx                         RESERVED

=============================================================================================================================


                          Refer to COMPAQ specification
                        108225-001 for signal definition

6.8      OPTIONS

6.8.1    JUMPER OPTIONS: TBD

                                     TABLE 9
                                 JUMPER OPTIONS

                                       TBD

                   (Shipped configuration shown in upper case)

7.0      QUALITY ASSURANCE

         Unless otherwise specified in the contract or purchase order, the supplier shall be responsible for performing inspections and tests sufficient to assure that the drives meet all requirements of this specification. Drives ordered by COMPAQ shall be covered by a warranty from the supplier that will be defined and agreed upon in the contract or purchase order.

8.0      PREPARATION FOR DELIVERY

8.1 DRIVE MARKINGS: Each drive shall be clearly marked with the following information:

         Model Number
         Serial Number
         Required Agency Markings (UL, CSA, and VDE or TUV)
         COMPAQ Part Number (TBD)
         Configuration Code which uniquely identifies:
                  Media Supplier
                  Head Supplier
                  Printed Circuit Board Assembly
                  Firmware Revision

8.2 PACKAGING: Packing and wrapping materials shall be sufficient to protect against damage or loss during shipment from the supplier or destination specified in the purchase order.

8. SHIPPING CONTAINER MARKINGS: The shipping container shall be marked with the COMPAQ Part Number, Revision Number, Purchaser Order Number and the County contained. The shipping container must also be marked in accordance with the requirements set forth by Underwriters Laboratories, Inc.

         Only one COMPAQ identification lot (one revision of a COMPAQ Part Number on one Purchase Order Number) shall be permitted within the same container.

                       AMENDMENT TO DEVELOPMENT AGREEMENT

This Amendment is made effective as of the Effective Date between COMPAQ COMPUTER CORPORATION, A Delaware corporation having a principal place of business at 20555 S.H. 249, Houston, Texas 77070 (hereinafter "Compaq") and JT STORAGE, INC., a Delaware corporation having a principal a place of business at 1289 Anvilwood Avenue, Sunnyvale, California 94089 (hereinafter "JTS") and amends the Development Agreement between the parties of effective date of June 16, 1994 (hereinafter referred to as "Agreement").

                              PRELIMINARY RECITALS

WHEREAS, Compaq has paid to JTS consideration of Five Hundred Thousand U.S. Dollars (U.S. $500,000.00) under the Agreement; and

WHEREAS, JTS has been negotiating with Western Digital Corporation ("WDC") about entering into a Technology Transfer and License Agreement pursuant to which, among other things, JTS will grant to WDC certain license and sublicense rights with respect to JTS technology, including the Nordic Series design and other technology referred to in the Agreement between JTS and Compaq; and

WHEREAS, JTS desires that Compaq release JTS from certain obligations in the Agreement in order that JTS may finalize the Technology Transfer and License Agreement; and

WHEREAS, Compaq desires to release JTS from such obligations if WDC will provide equity funding to JTS and thereby make JTS a more viable entity and further to enable WDC to become an alternate source of Nordic Series HDDs for Compaq; and

WHEREAS, JTS has represented to Compaq that WDC will provide equity funding to JTS and JTS agrees that it will not stand in the way of WDC being an alternate source of Nordic Series HDDs to Compaq; and

WHEREAS, the parties are desirous of modifying the obligations of each other that are in the Agreement, as described in this Amendment; and

NOW THEREFORE, in consideration of the premises and the mutual covenants and undertakings hereinafter set forth, the parties hereto hereby agree as follows:

1.0  Definitions

1.1 Capitalized terms in this Amendment shall have the same meaning as given them in the Agreement.

1.2  Delete Section 1.14 in its entirety and replace with the following:

        "Nordic-Series" means any HDD with a width of between 3.25 and 3.75 inches and a height of 0.50 (five-tenths) inches or less, and all Licensed Technology pertaining principally thereto.

1.3  Delete Section 1.18 in its entirety and replace with the following:

          [*] means that period of exclusivity commencing on the date of a publicly-announced delivery by Compaq of a revenue-bearing product
        incorporating a Nordic Series HDD and extending for a period of   [*]
        thereafter, provided however, that such   [*]  shall not begin unless
        and until the


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                Nordic Series HDD that will be incorporated into the Compaq product has been Accepted by Compaq.

1.4     The term   [*]  in the Agreement shall be replaced with the
term   [*]  .

1.5 The term "Nordic" in the Agreement shall be replaced with the term "Nordic Series."

1.6 The "Effective Date" of this Amendment shall be February 3, 1995. The amendments to Sections 2.1.e. and 2.1.f. of this Amendment shall, solely with respect to JTS's obligations to TEAC, be retroactively effective as of June 16, 1994.

2.0     Development of Nordic Series HDDs

2.1     The parties agree to modify the Agreement as follows:

        a. Delete Exhibits A, B, and C in their entirety and replace within thirty (30) days of the effective date of this Amendment with new Exhibits A, B, and C.

        b. Delete Section 2.0.B of the Agreement in its entirety and replace with the following:

                        JTS further agrees that the Nordic Series HDDs shall be in strict conformance with the Nordic Technical Specifications attached hereto as Exhibit C. To the extent that JTS finds that any information in Exhibit C will impact the Milestone Dates, Schedule, and/or result in additional cost. JTS will notify Compaq in writing within five (5) business days of the time that Compaq provides JTS with the information which has resulted in a change to the Milestone Dates, Schedule, and/or additional cost. In the event that JTS does not notify Compaq within five (5) days, then in such event, the information furnished will be deemed to have no impact on the Milestone Dates, Schedule, and/or cost of the project.

        c. Delete Section 2.0.C in its entirety and replace with the following:

                        In consideration for JTS's agreement to design the Nordic Series HDDs in conformance with the Development Plan and the Project Milestones and in conformance with the Nordic Technical Specifications; Compaq shall pay five hundred thousand dollars (U.S. $500,000.00) as non-recurring engineering charges ("NRE") to JTS for the
                        development of two (2) Nordic Series HDDs:   [*]  .

                                The NRE charges referred to above shall be payable as follows:

                                One Hundred percent (100%) of NRE already paid by Compaq by JTS.

        d. In Section 2.0.E, second line down from the top, after the word "that", insert the following:

                        , except for JTS's obligations under the Technology Transfer and License Agreement with WDC.

* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

        e. In Section 2.0.G, four lines down from the top, after the word "Agreement," the phrase "except for any pre-existing obligation to TEAC and JTS's obligations to WDC under the Technology Transfer and License Agreement."

        f. Delete Section 2.0.H of the Agreement in its entirety and replace instead with the following:

                    Except for any of JTS's pre-existing obligations to TEAC and for the above-referenced Technology Transfer and License Agreement with WDC, JTS agrees not to license the Nordic Series design to a third party manufacturer. JTS represents and warrants that the Technology Transfer and License Agreement with WDC contains a prohibition against WDC sublicensing the Licensed Technology to any third party other than a WDC Subsidiary, as defined herein. "WDC Subsidiary" is defined as an entity in which WDC holds at least a fifty-one percent (51%) ownership, or, for WDC manufacturing entities that are located in foreign jurisdictions that require that the foreign entity own a controlling interest, is controlled for all intent and purposes by WDC and in which WDC holds at least a forty-nine percent (49%) ownership, but only for so long as the foregoing conditions are met.

        g. Delete Section 2.0.J of the Agreement in its entirety and replace with the following:

                    In consideration of the covenants and obligations set forth in this Agreement, JTS agrees not to market any particular Nordic Series HDD to any third party before such Nordic Series HDD is Accepted by Compaq, and JTS further agrees that it will not sell any Nordic Series HDDs [except the Nordic three inch (3"), single disk, seven millimeter
                    (7mm) high, 270MByte HDD, the three inch (3"), dual disk, ten and a half millimeter (10.5mm) high HDD with a capacity of less than 700MBytes, and the three inch (3"), single disk, ten and a half millimeter (10.5mm) high HDD with a capacity of less than 350MBytes] to any third party for the
                      [*]  . JTS shall be free to market Nordic Series HDDs to
                    third parties during the [*] provided however, that marketing efforts shall not include the sale of Nordic
                    Series HDDs to such third parties in contravention of the
                      [*]  . Additionally, JTS agrees that it will not sample
                    in quantities exceeding two (2) Nordic Series HDDs to any
                    third party during the  [*]


        h. In Section 2.0.K of the Agreement, delete all references to [*] and replace with [*] Five lines down from the top, delete the phrase
"Nordic HDDs" and insert instead "HDDs."

        i. Delete Section 2.0.L of the Agreement in its entirety and replace with the following:

                    Upon expiration of the [*] and in consideration of the covenants and obligations set forth in this Agreement, Compaq will receive a royalty of [*] HDD for each Nordic Series HDD sold to a third party, such royalty payable for the initial Term of this Agreement. In the event that this Agreement is extended beyond the initial Term, then in such event, Compaq will receive a royalty of [*] HDD for each Nordic Series HDD sold to a third party. Compaq agrees that in the event that any third party, who is not licensed by JTS, begins volume shipment of any Nordic Series equivalent form factor and capacity HDDs, Company will renegotiate the royalties of Section 2.0.L. in good faith. The foregoing royalties shall be payable quarterly in accordance with the provisions of this Agreement and subject to the audit provision of






* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                        this Agreement. JTS agrees that WDC is obligated under the above-referenced Technology Transfer and License Agreement to pay to JTS the royalties described in the following paragraph and further agrees that all such royalties paid by WDC to JTS (hereinafter "WDC Royalties") will be promptly paid by JTS to Compaq as additional royalty under this Agreement. JTS hereby grants to Compaq a perfected security interest in such WDC Royalties and agrees to execute and file in California and in Texas a Form UCC-1 with respect thereto and all other documents and instruments as Compaq may request to confirm or perfect such security interest.

                        The royalty payable to WDC to JTS is as follows:

                        For so long as JTS is obligated to pay royalties to Compaq for the sale of Nordic Series drives under this Agreement, WDC shall pay to JTS, on a quarterly basis, a royalty at a rate equivalent to the rate quoted in the Development Agreement, not to exceed [*] per drive on all sales of "Licensed Nordic Products" by WDC to any third party other than Compaq (hereinafter referred to as "Royalty Obligation"); provided, however, that at such time as a third party competitor begins volume shipment of any "3-Inch Disk Drive," such Royalty Obligation will be reduced to a level to be negotiated in good faith among WDC, JTS, and Compaq. Nothing in the WDC/JTS Technology Transfer and License Agreement or in this letter is intended to reduce or otherwise affect JTS's obligation to Compaq to pay royalties to Compaq on sales by JTS of Licensed Nordic Products. For purposes of this letter and the WDC/JTS Technology Transfer and License Agreement, "3-Inch Disk Drives" means every magnetic-media storage system that includes control and interfacing circuitry and hard disk assembly that includes at least one magnetic rigid disk the diameter of which is less than three and one-half inches (3 1/2") and greater than two and three-quarters inches (2 3/4"); and "Licensed Nordic Products" means 3-Inch Disk Drives that include the proprietary single-chip controller currently embodied in JTS's Nordic Series design and any derivative controller.

        j. In Section 2.0.O of the Agreement, last line, delete "Nordic HDDs" and insert instead "HDDs."

3.0     General

3.1 Other than as modified by this Amendment, all other terms and conditions of the Agreement remain the same.

3.2 Whenever possible, each provision of this Amendment will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

3.3 Governing Law. This Amendment shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Amendment shall be governed by, the laws of the State of Texas, without giving effect to provisions thereof regarding conflict of laws.

3.4 This Amendment, together with the Agreement and those documents expressly referred to therein, and the Corporate Purchase Agreement of June 21, 1994 between the parties herewith, embody the complete agreement



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     to the omitted portions.

and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. No provisions in the purchase orders, acknowledgements or other business forms of either party that are different from or in addition to the applicable terms set forth in this Amendment shall be of any force or effect whatsoever unless it is acknowledged to in writing by the other party expressly stating that such document supersedes this Amendment as follows: "Notwithstanding any term of the Development Agreement dated June 16, 1994 between the parties, as amended." Any provision of this Amendment may be amended only with the prior written consent of all of the parties hereto.

IN WITNESS WHEREOF, the persons signing below warrant that they are duly authorized to sign for, an on behalf of, the respective parties. This Amendment has been executed in duplicate originals.


JT STORAGE                              COMPAQ COMPUTER CORPORATION

By:   /s/ David B. Pearce               By:   /s/ Hugh Barnes
      --------------------------              ----------------------------
      David E. Pearce                         Hugh Barnes
      President                               Senior Vice President
                                              General Manager
                                              Portable PC Division

Date: February 3, 1995                  Date:           2/8/95
      --------------------------              ----------------------------

                              [COMPAQ LETTERHEAD]


December 5, 1995


Mr. Lee Peterson
Vice President Sales & Marketing
JTS Corporation
166 Baypointe Parkway
San Jose, CA 95134

      Subject: Nordic Series Exclusivity Issue; Proposed Amendment 2 to our Development Agreement of June 16, 1994, ("Agreement") as amended by the Amendment dated February 3, 1995 ("Amendment 1")

Dear Lee:

Thank you for your letter of November 28, 1995. We seem to be close to agreement on the issues. While Compaq remains willing to provide JTS relief from the
current   [*]  on Nordic Series products, we would
like to ensure (1) that Compaq's prices for Nordic Series products are not permitted to increase as a result of increased royalties required of third parties, and (2) that the proposed terms also apply to Western Digital Corporation ("WDC"). Compaq proposes, therefore, to modify our Agreement, as amended by Amendment 1 (collectively "Amended Agreement") substantially as outlined in your letter of November 28, 1995, with additional provision to address provided these concerns. Accordingly, we propose the following as Amendment 2 to our Amended Agreement:

* Sections 2.0.G and 2.0.I of the Amended Agreement will remain in effect. In addition, Compaq's prices for Nordic Series products will be the lesser of the amounts permitted under these Sections or Compaq's current prices.

* For clarification, the phrase  [*]  , wherever it appears in the Amended
  Agreement, shall be replaced by   [*]  . The  [*]  will commence upon the
  date of delivery by JTS of a revenue-bearing product and extend for a period of [*] thereafter.

  Section 2.0.J of the Amended Agreement is simply entirely deleted to reflect the elimination of the [*] restriction placed on JTS.

* The first sentence the first paragraph of Section 2.0.L of the Amended Agreement is replaced with the following sentence: "Compaq will receive a royalty of (a) [*] /HDD for each Nordic Series HDD sold to a third party during the [*] , and (b) [*] /HDD for each Nordic Series HDD sold to a third party after the [*] , such royalty payable for the initial Term of this Agreement."


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Mr. Lee Peterson                      -2-                       December 5, 1995


* The first sentence of the last paragraph of Section 2.0.L of the Amended Agreement is replaced with the following sentence: "For so long as JTS is obligated to pay royalties to Compaq for the sale of Nordic Series drives under this Agreement, WDC will pay JTS, on a quarterly basis, a royalty at a
   rate of (a)   [*]  /HDD for each Nordic Series HDD sold to a third party
   other than Compaq during the   [*]  , and (b)   [*]  /HDD for each Nordic
   Series HDD sold to a third party other than Compaq after the   [*]
   (collectively "Royalty Obligation"): provided, however, that at such time as a third party competitor begins volume shipment of any "3-Inch Disk Drive," such Royalty Obligation will be reduced to a level to be negotiated in good faith among WDC, JTS and Compaq.

* Capitalized terms in this letter shall have the same meaning given them in the Amended Agreement. Other than as modified by this Amendment 2, all other terms and conditions of the Amended Agreement remain the same.

Because we understand the importance of timing to JTS at this stage, JTS may confirm its acceptance of the above by signing below and returning a counter signed copy of this letter to me at the above address. This Amendment 2 shall become effective upon JTS' acceptance and return of a countersigned copy of this letter.


Very truly yours,


COMPAQ COMPUTER CORPORATION


/s/ James W. Hartzog
- -----------------------------
James W. Hertzog
Vice President                          AGREED TO:
Portable PC Division
                                        JTS Corporation

                                        By:  /s/ D. T. Mitchell
                                           ---------------------------
                                           Name: David T. Mitchell
                                           Date: Dec. 15, 1995



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.